Exhibit 99.1

SAN JOSE, Calif., April 10, 2012 -Applied Micro, Inc. (NASDAQ:AMCC), a global leader in energy conscious computing solutions for telco, enterprise, data center, consumer and SMB applications, today announced that financial results for the fourth fiscal quarter of 2012 will be below the company’s previous outlook.

The company currently expects that revenue in the fourth fiscal quarter of 2012 will be approximately 6% lower than the mid-point guidance of $52 million that was provided during the third fiscal quarter 2012 earnings call. The overall shortfall of $3.1M was spread across both the Transport and Processor product families. Our OTN revenue and sequential ramp came through as expected and did not contribute to the revenue shortfall. The revenue shortfall is related to slowness in the service provider space and the overall wire line market weakness. We will supply more details during our normal earnings call scheduled for April 26th. The company expects that its non-GAAP earnings per share in the fourth fiscal quarter of 2012 will be in the range of ($0.10) to ($0.12) per share. At this point these numbers are only preliminary estimates as the Company is still finalizing its results for the quarter.

Q4 2012 Results Conference Call

The conference call will be webcast from the investor relations section of the company’s web site beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Thursday, April 26. To listen to the webcast, or to view the press release or the financial or other statistical information required by SEC Regulation G, please visit the investor relations section of the AppliedMicro web site at http://www.apm.com.

To listen to the conference call by telephone, dial 866 203.3206 approximately ten minutes before the start time using the access code 82970062. A telephone playback of the call will be available starting approximately one hour after the completion of the call and can be accessed by dialing 888.286.8010 and using the access code 64022438. The replay will be available through May 3, 2012.

Conference Call to Discuss Q4 2012 Financial Outlook and Veloce Acquisition

The conference call will be webcast from the investor relations section of the company’s web site beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To listen to the webcast, or to view the press release or the financial or other statistical information required by SEC Regulation G, please visit the investor relations section of the AppliedMicro web site at http://www.apm.com.

To listen to the conference call by telephone, dial 866 362.4831 approximately ten minutes before the start time using the access code 95537721. A telephone playback of the call will be available starting approximately one hour after the completion of the call and can be accessed by dialing 888.286.8010 and using the access code 49404759. The replay will be available through April 17, 2012.

AppliedMicro Overview

AppliedMicro is a global leader in energy conscious computing solutions for telco, enterprise, data center, consumer and SMB applications. With a heritage of innovation in high-speed connectivity and high-performance computing, AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership for service provider and data center infrastructures. AppliedMicro’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AppliedMicro, visit the company’s Web site at http://www.apm.com.

Copyright 2012 Applied Micro Circuits Corporation. All Rights Reserved. Applied Micro Circuits Corporation, AppliedMicro and the AppliedMicro logo are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

Note on Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements include, but are not limited to, the company’s fourth fiscal quarter revenue outlook and the impact on its fourth fiscal quarter earnings per share. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations. AppliedMicro’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks, uncertainties and assumptions. The risks and uncertainties that could cause AppliedMicro’s results to differ materially from those expressed or implied by such forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:	InvestorRelations Contact:
Applied Micro Circuits Corporation
Bob Gargus
Phone: (408) 542-8752
Email: rgargus@apm.com

Media Contact:
Applied Micro Circuits Corporation
Tally Kaplan-Porat
Phone: (408) 702-3139
Email: tkaplan@apm.com